Exhibit 31.3
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
I, Robert Lisy, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of International Money Express, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 30, 2026

By:	/s/ Robert Lisy
Name:	Robert Lisy
Title:	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)